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                                    AGREEMENT

        AGREEMENT dated as of October 12, 2006, between NEW YORK COMMERCIAL BANK, a New York State-chartered commercial bank (the "Bank") and SPIROS J. VOUTSINAS ("Executive").

        WHEREAS, Executive currently serves as a member of the Board of Directors of the Bank; and

        WHEREAS, Executive has assumed additional responsibilities relating to the Bank's operations; and

        WHEREAS, the Bank and Executive desire to set forth the terms and conditions of his continued service with the Bank.

        NOW, THEREFORE, in consideration of the foregoing and the mutual commitments contained in this Agreement, the parties hereto agree as follows:

        1.       TERM

        The term of this Agreement shall be for the period beginning October 12, 2006 and ending on October 11, 2007. The parties may extend this Agreement by mutual agreement at any time prior to the expiration of the term.

        2.       POSITION

        During the term of the Agreement, Executive shall serve as President of the Atlantic Bank division of the Bank, reporting to, and subject to the direction of, the Chief Executive Officer of the Bank.

        3.       CONFIDENTIAL INFORMATION

        Executive agrees that he shall keep secret and confidential all business-related information about the Bank, including, without limitation, information about business contacts, transactions, contracts, intellectual property, finances, personnel, products and pricing, customers, prospective customers or corporate affairs of which Executive may have become aware, whether or not relating to or arising out of Executive's specific duties ("Confidential Information"). Executive shall not disclose or make known any of such Confidential Information or anything relating thereto to any person, firm or corporation except to officers, directors, employees, agents and advisors of the Bank and such other persons or entities as may be authorized by the Bank or to the extent required by law.

        4.       NONCOMPETITION; NONSOLICITATION

                 (a) Executive agrees that, during the term of this Agreement, Executive will:

                       (i) not, directly or indirectly (whether as principal, agent, independent contractor, employee or otherwise), own, manage, operate, join, control or otherwise carry on, participate in the ownership, management, operation or control of, or be engaged in or concerned with, any business competitive with that of the Bank or its affiliates (a "Competing Business"), provided that Executive shall not be prohibited from owning less than 5% of any publicly traded corporation, whether or not such corporation is in competition with that Bank or its affiliates;

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                       (ii)  inform any person which seeks to engage the
                 services of Executive that Executive is bound by this Section 4 and the other terms of this Agreement;

                       (iii) not solicit or induce or attempt to solicit or
                 induce, directly or indirectly, any employee of the Bank or its affiliates, whether or not such person would commit a breach of any employment agreement by reason of leaving service, to terminate such employee's employment relationship with the Bank or its affiliates in order to enter into any such relationship with him or any person in competition with the business of the Bank or its affiliates; and

                       (iv) not, (x) solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any customer or any individual or entity specifically identified as a prospective customer of the Bank or its affiliates to transact any Competing Business or to reduce or refrain from doing any business with the Bank or its affiliates, or (y) interfere with or damage (or attempt to interfere with or damage) any relationship between the Bank or its affiliates and any such customer or prospective customer.

                 (b) Executive understands and agrees that this Section 4 will limit both Executive's ability to earn a livelihood in a Competitive Business and Executive's relationship with his customers. Executive represents and warrants, however, that this Section 4 will not result in severe economic hardship for him or his family. Executive understands and agrees that money damages may not be a sufficient remedy for any breach or attempted or threatened breach of this Section 4 by Executive and that the Bank shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach (without the posting of any bond). Executive hereby consents to the granting of an injunction (temporary or otherwise) against Executive or to the entering of any other court order against Executive prohibiting and enjoining Executive from violating, or directing Executive to comply with, any provision of this Section 4. Executive also agrees and understands that such remedies shall be in addition to any and all remedies, including damages, available to the Bank against Executive for such breaches or threatened or attempted breaches.

                 (c) In addition to the Bank's rights set forth in paragraph
         (b) of this Section 4, in the event that Executive shall violate the terms and conditions of Sections 3 or 4 of this Agreement, the Bank may terminate any payments payable by the Bank to Executive pursuant to this Agreement.

         5.      COMPENSATION; BENEFITS

         As compensation for the services provided by Executive to the Bank, the Bank shall pay Executive an annual base salary of $220,000, less applicable federal, state and local tax withholding, payable in accordance with the Bank's customary payroll practices. In addition, Executive shall participate in such employee benefit plans of the Bank as are generally made available to employees of the Bank and on the same terms as such employees.

         Upon approval by the Compensation Committee ("Committee") of the Board of Directors of New York Community Bancorp, Inc. ("Bancorp"), Executive shall receive a restricted stock award covering 18,000 shares of Bancorp common stock, vesting in installments of 1,500 shares on the first business day of each calendar quarter until fully vested. Such award shall be subject in all respects to the terms and conditions of Bancorp's 2006 Stock Incentive Plan and shall be reflected in a separate award agreement to be provided to Executive as soon as administratively practicable following the date of Committee action. Such award agreement shall further provide that, in the event the term of this Agreement is not extended

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and, thereafter, Executive (i) voluntarily terminates employment (which termination shall be treated as a "Retirement" for purposes of the plan) or (ii) is terminated by the Bank without Cause, all unvested shares covered by the award agreement shall fully vest as of Executive's termination date.

         Executive shall be entitled to reimbursement for all reasonable out-of-pocket expenses necessarily incurred in the performance of services under this Agreement upon submission and approval of written statements and bills in accordance with the expense reimbursement policies of the Bank as in effect from time to time.

         6.      TERMINATION

         The Bank may terminate this Agreement for "Cause" (as defined below) at any time. In the event of any such termination, the only obligation of the Bank under this Agreement will be to pay Executive any accrued but unpaid salary and expenses due to Executive through the date of termination. The Bank may terminate the Agreement without Cause upon providing thirty (30) days' prior written notice to Executive, in which case the only obligation of the Bank under this Agreement will be to pay Executive his base salary through the remaining term of the Agreement (as if the early termination had not occurred), as well as any accrued but unpaid expenses.

         Executive may terminate this Agreement early for any reason upon thirty
(30) days' prior written notice to the Bank. Upon such termination, the only obligation of the Bank under this Agreement will be to pay Executive any accrued but unpaid salary through the date of termination. The Agreement shall terminate upon Executive's death, in which case the only obligation of the Bank under this Agreement shall be the payment of any accrued but unpaid salary and expenses owed through the date of Executive's death.

         As used in this Agreement, "Cause" shall mean (i) a willful failure of Executive to perform his duties under this Agreement after notice and a reasonable opportunity to cure, (ii) acts or omissions by Executive causing material injury to the property or business of the Bank, or (iii) the conviction of Executive, or the entry of a plea of guilty or nolo contendere by Executive to any felony.

         Any amount payable under the applicable paragraph of this Section 6 shall be payable to Executive (or his estate, as the case may be) in a lump sum within ten (10) days of termination.

         7.      ENTIRE AGREEMENT; MODIFICATION

         This Agreement contains the entire agreement between Executive and the Bank. Executive acknowledges further that he has entered into this Agreement without reliance on any promise or representation, other than those expressly contained herein and that the Agreement cannot be amended except in writing signed by both parties.

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         8.      NOTICES

         For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, to the parties at such address as either party may have furnished to the other in writing in accordance, except that notices of change of address shall be effective only upon receipt.

         9.      INTERPRETATION; SEVERABILITY

         This Agreement is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, in all respects. To the extent any provision of this Agreement would not comply with such provision, it is hereby superseded and modified as necessary to comply (such modification to be determined in the good faith discretion of the Bank after consultation with the Executive).

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

         10.     MISCELLANEOUS

         If any party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. This Agreement and any rights or obligations hereunder may be assigned by the Bancorp and the Bank to any successor in interest to the business of the Bancorp or the Bank. This Agreement may not be assigned by Executive. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement nor to affect the meaning thereof.

         All payments received by Executive under this Agreement will be treated as compensation for services (and any taxes that are required to be withheld under any law, rule or regulation may be so withheld).

         11.     GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

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         12.     REQUIRED PROVISIONS.

         Any payments made pursuant to this Agreement are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any rules and regulations promulgated thereunder, including 12 C.F.R. Part 359.


         IN WITNESS WHEREOF, New York Commercial Bank has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Executive has signed this Agreement, in each case on the date set forth on the first page hereof.


ATTEST:                                     NEW YORK COMMERCIAL BANK


/s/ Robert Wann                             By: /s/ Joseph R. Ficalora
--------------------------                      --------------------------------
Robert Wann                                     Joseph R. Ficalora


/s/ Darlene Solomon                             /s/ Spiros J. Voutsinas
--------------------------                      --------------------------------
Witness                                         Spiros J. Voutsinas


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